Exhibit 10.4

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***].”

EXECUTION VERSION

SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT
(hereinafter the “Agreement”)

between

vVARDIS Inc.

99 Wall Street
Suite 1836
New York, NY 10005

(hereinafter “Supplier”)

vVARDIS Holding AG
Gubelstrasse 24, 6300 Zug, Switzerland

(hereinafter “Supplier Parent”)

and

Henry Schein, Inc.

135 Duryea Road
Melville, NY 11747

(hereinafter “Distributor”).

Effective as of August 19, 2024 (the “Effective Date”), with a First Amendment and Restatement Date of December 20, 2024 (the “First Amended and Restated Effective Date”) and a Second Amendment and Restatement Date of November 29, 2025
(the “Second Amended and Restated Effective Date”)

1.	Parties

1.1.
Supplier is a corporation incorporated and existing under the laws of Delaware with its registered office in New York, New York. Supplier Parent is a limited liability company incorporated and existing under the laws of Switzerland with its registered office in Zug, Switzerland. Supplier Parent and Supplier’s affiliates manufacture materials and related components for dental, oral, maxillofacial and periodontal applications and the Supplier and its affiliates distribute them worldwide.

1.1
The Distributor is a corporation incorporated and existing under the laws of the state of Delaware with its principal place of business at 135 Duryea Road, Melville, NY 11747. Distributor and Supplier will hereinafter be referred to as the “Parties.”

1.2
The Parties entered into a Distribution Agreement on August 19, 2024 (the “Original Agreement”) and amended and restated the Original Agreement as of December 20, 2024 (the “First Amended and Restated Agreement”) to memorialize certain changes agreed to by the Parties. The Parties now agree to further amend and restate the Original Agreement and the First Amended and Restated Agreement (the “Second Amended and Restated Agreement”) to memorialize certain changes agreed to by the parties.

1.3	The Parties also recognize the need for and provision of Distributor’s marketing services to generate a market for the sales and distribution of the Products.

1.4
Subsidiaries of Distributor may, at the direction of Distributor, exercise any of the rights, or assume any of the duties, of Distributor hereunder, provided that Distributor shall be responsible for the performance of, and the adherence to this Agreement by, any such subsidiaries. Distributor will enforce compliance with the terms of this Agreement with its subsidiaries and controlled affiliates.

1.5
Each of Supplier Parent, Supplier and Distributor have entered into the international Distribution Agreements described on Appendix L (as the same may be amended, supplemented or otherwise modified, the “International Distribution Agreements”), the Note Purchase Agreements described on Appendix L (as the same may be amended, supplemented or otherwise modified, the “Note Purchase Agreements”) and the Security Agreements described on Appendix L (as the same may be amended, supplemented or otherwise modified, the “Security Agreements”). Supplier Parent and Distributor have also entered into those certain Parent Guarantee Agreements described on Appendix L (as the same may be amended, supplemented or otherwise modified, the “Guarantees”) and vVARDIS Inc. and Distributor have entered into the Notes as described on Appendix L (as the same may be amended supplemented or otherwise modified, the “Notes” and together with the International Distribution Agreements, Note Purchase Agreements, the Guarantees and the Security Agreements, the “Transaction Documents”).

1.6	Unless otherwise noted herein, “Supplier” shall mean collectively Supplier Parent and Supplier.

2.	Representations and Warranties

2.1	Each of Supplier, Supplier Parent and Distributor hereby represents and warrants:

2.1.1	It has been duly organized, is validly existing, and is in good standing under the laws of its jurisdiction of formation.

2.1.2	It has the full right, power and authority to enter into and perform its obligations under this Agreement and the Transaction Documents.

2.1.3	The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or organizational approvals.

2.1.4	This Agreement constitutes a legal, valid and binding obligation of each party, enforceable against it in accordance with its terms.

2.2
Each of Supplier and Supplier Parent hereby represents and warrants that the execution, delivery and performance of this Agreement does not violate or breach any of the terms of any of the loan facility documents to which OrbiMed Royalty & Credit Opportunities IV, LP (or any other affiliate thereof), Supplier and/or Supplier Parent are parties (the “OrbiMed Loan Documents”).

3.	General Agreement

3.1
Supplier and its subsidiaries are the owners of all manufacturing and distribution rights for Curodont Repair Fluoride Plus and Curodont Protect and, in the case of each such product, any future iterations, improvements and advances thereto and products or developments ancillary or related thereto (as more fully described on Appendix A, hereinafter, individually “Curodont Repair” and “Curodont Protect” and collectively together, the “Products”).

3.2
Supplier agrees not to sell or otherwise distribute the Products, or to private label Products similar or competitive to the Products for third parties, in the Dental Market in the Territory during the Term either directly or through a subsidiary, affiliate or third party except as authorized under Section 3.6 of this Agreement.

3.3
Subject to Section 3.6 below, Supplier agrees that Distributor shall hereby have exclusive distribution rights to the Products in the Dental Market in the United States of America (“Exclusivity”). Supplier also agrees that other than (i) UK where Distributor has exclusive distribution rights for the Product which rights shall be extended until December 31, 2026 and (ii) any future exclusive arrangements negotiated between the parties, Supplier agrees that Distributor shall have non-exclusive distribution rights to the Product in all countries outside North America in which Supplier has entered in the market.

3.4
At such time as Supplier is considering entering into an exclusive distribution arrangement with respect to the Products in any of Australia, Canada, Germany, France, Italy or Spain, Supplier agrees to discuss and negotiate in good faith with Distributor the terms and conditions of a potential exclusive distribution agreement, including minimum sales targets. If Distributor and Supplier are unable to agree on such terms, for six months after conclusion of such discussions, Supplier will not enter into an exclusive agreement for the Products with any other distributor on terms and conditions, which when taken as a whole (including minimum sales targets), are more favorable than those offered to Distributor during such discussions. In any other international countries in which Supplier is considering entering into an exclusive arrangement for the Products (or in which Distributor is interested in entering into an exclusive arrangement for the Products) Distributor and Supplier agree to discuss proposed terms and conditions for such an arrangement in good faith. “Territory” shall mean North America and any other country in which Distributor has distribution rights under this Agreement or the Transaction Documents. Distributor represents and warrants that for Products outside North America, Products purchased for a particular country shall only be sold by Distributor to customers in that particular country. The Distributor agrees on behalf of itself, its affiliates and subsidiaries, to resell the Products only within the Territory in the “Dental Market” (defined below). “Dental Market” shall include any customers in the dental market, including dentists, dental clinics, dental institutions, DSOs, dental schools and government entities; provided that the Dental Market shall exclude any customers known to Distributor to be a retail pharmacy, department stores or other retail establishment. To the extent Supplier or Distributor becomes aware that a customer of Distributor is reselling to any of these excluded markets, Distributor will use its commercially reasonable efforts to address with customer and make clear to such customer that such actions are strictly prohibited.

3.5
Upon execution of this Agreement, Supplier will promptly notify each distributor and DSO with whom it does business, informing such distributor that Distributor has Exclusivity. For the three month period commencing on the date of this Agreement (and only for such limited time period, the “Transition Period”), Supplier may continue to sell to those distributors with whom Supplier has a contractual obligation to do so; provided that (1) during such Transition Period, Distributor shall have first priority on Supplier’s available inventory supply and (ii) in no event shall Supplier permit such distributors or DSOs to purchase more than [***]% of the amount of Product per month such distributor or DSO historically purchased prior to the date of this Agreement. At all times during Distributor’s Exclusivity, Supplier shall use commercially reasonable efforts to enforce such Exclusivity rights.

3.6
Notwithstanding Distributor’s Exclusivity, if a DSO customer (defined as [***] locations or more for purposes of this Section 3.6) purchases less than [***]% of their dental supplies or equipment from Distributor, refuses in writing to work with Distributor and wishes to negotiate purchase price for the Product directly with Supplier (a “Select DSO”), Supplier and the Select DSO will negotiate an agreed retail price for the Product (“Retail Price”). In addition, if a DSO customer (defined as [***] locations or more for purposes of this Section 3.6) does not otherwise meet the criteria set forth above, but nonetheless refuses in writing to work with Distributor, Supplier will provide Distributor the opportunity to speak directly to such DSO customer regarding their concerns and each of Distributor and Supplier will work together in good faith to determine how best to serve such DSO customer, and may mutually agree (and such agreement shall not be unreasonably withheld) in writing to permit such DSO to become a Select DSO for purposes of this Agreement.

With respect to each Select DSO, the Retail Price will be communicated to Distributor in writing. Distributor agrees to sell to the Select DSO at the Retail Price. At the end of each calendar month, Supplier shall pay to Distributor a chargeback for each Box sold to the Select DSO in an amount equal to the sum of (a) Distributor Whole Sale Price (as defined on Appendix A) minus Retail Price and (b) (i) [***]% ([***] percent) for 2026, (ii) [***]% ([***] percent) for 2027 and (iii) [***]% ([***] percent) for 2028 ([***] percent), in each case multiplied by the applicable Retail Price (the “Select DSO Chargeback”). Notwithstanding the foregoing, Distributor shall have the right to refuse sale to any Select DSO Customer to the extent that, after taking into account receipt of the chargeback, the sale would be unprofitable for Distributor (an “Unprofitable Customer”). If Distributor notifies Supplier of such election in writing, Supplier can use another logistics provider to supply the Product to the Select DSO; provided however, that if Supplier later changes the Retail Price to such Unprofitable Customer, Supplier shall notify Distributor in writing and provide Distributor with the first offer rights to sell to the Unprofitable Customer.

3.7
So long as Distributor achieves the minimum number of New Customers (the “Minimum New Customer Threshold”) set forth below in the applicable periods set forth below, Distributor shall maintain Exclusivity for the periods set forth in the table below. “New Customer” shall mean a customer or purchaser of the Product who (1) has not purchased the Product from any distributor or from Supplier in the [***] months prior to being counted as a New Customer, (2) purchases at least [***] boxes of Product and (3) whose name, address and email address or phone number have been provided to Supplier.

Time Period to Meet Minimum Threshold	Minimum Threshold of New Customers	Exclusivity Period
Date of this Agreement – December 31, 2027	[***] New Customers	If Minimum New Customer Threshold of [***] is achieved in the time period set forth, exclusivity is maintained through December 31, 2028

If Distributor has not achieved [***] New Customers during the period between the date of this Agreement and December 31, 2026, Distributor agrees to work with Supplier in good faith to discuss how to better achieve the Minimum New Customer Threshold.

If Distributor has not achieved [***] New Customers by December 31, 2027, Supplier shall have the right (but not the obligation) upon [***] days’ prior written notice to terminate Distributor’s Exclusivity hereunder. Upon Supplier’s election to terminate Exclusivity, Distributor shall (subject to the Exclusivity Tail), lose the Exclusivity but shall maintain non-exclusive distribution rights for the Product in the Dental Market for the remainder of the Term. For the avoidance of doubt, the Minimum New Customer Threshold shall be adjusted on a reasonable basis to reflect any supply disruptions or delays, legal or regulatory issues or delays with respect to the Products, changes to insurance reimbursement for the Products due to box configuration/quantity changes, any overall material negative change to insurance reimbursement for the Products, any failure by Supplier’s sales support team to use commercially reasonable efforts to train offices virtually and/or in person, as required by the DSO, within [***] days of onboarding date, any material adverse publicity regarding the Products’ safety and/or efficacy, or other extraordinary events affecting the supply of the Products. Distributor’s loss of exclusivity shall be Supplier’s sole and exclusive remedy for Distributor’s failure to meet the Minimum New Customer Threshold.

While Distributor has Exclusivity, the Parties will meet no less than quarterly, but endeavoring to meet more often as needed during the Term (as defined below) to monitor Distributor’s progress against the Minimum New Customer Threshold and make strategy changes as necessary, as set forth in Appendix F.

3.8
At the end of Distributor’s Exclusivity, any DSO customer with [***] locations or more who is buying Product from Distributor and for which Distributor has a primary consumables relationship where the majority of the customer’s consumables are distributed by Henry Schein, (a “HSI DSO Customer”), Supplier shall maintain exclusivity with respect to that HSI DSO Customer for an additional period of one year (the “Exclusivity Tail”). Exclusivity shall immediately terminate for all other customers and Supplier shall have the right (but not the obligation) to use additional distributors to distribute Product to such customers. Distributor will provide Supplier with a list of HSI DSO Customers and to the extent Distributor and Supplier disagree as to whether any customer constitutes a HSI DSO Customer as defined in this Agreement after good faith discussions, the disagreement shall be decided by the Independent Arbiter. “Independent Arbiter” shall be an independent industry expert with at least 15 years of experience in the Dental Market and mutually agreed by Distributor and Supplier. If Distributor and Supplier cannot agree on an industry expert, Distributor and Supplier shall each designate an industry expert of their choosing and those two industry experts will agree and designate the Independent Arbiter. Such list and information shall be deemed Distributor’s Confidential Information and shall be kept strictly confidential by Supplier. Notwithstanding the foregoing, if either Supplier or Distributor counsel believes that such list contains competitively sensitive information, Supplier and Distributor’s counsel will work to establish an appropriate clean team to review such information.

“Boxes” of Product is defined as a box configured with [***] single applicators for the treatment protocol of up to [***] early-caries lesions per applicator. If the box configuration or treatment protocol of Curodont Repair Fluoride Plus changes or insurance reimbursement related to the box configuration/quantities changes, the Parties will work in good faith to adjust the Minimum New Customer Thresholds accordingly.

The Distributor agrees to purchase the Products exclusively from the Supplier and to market, sell and distribute the Products in the Territory to appropriate customers in accordance with their package insert.

During the Exclusivity (including, with respect to HSI DSO Customers that HS wishes to maintain under any Exclusivity Tail), the Distributor agrees for itself, its affiliates, subsidiaries and sub-distributors not to market, sell, invest in, or distribute any Competitive Products to any customers. “Competitive Products” means: a) any existing product that introduces a new iteration, improvement or advance that treats early carious and incipient carious lesions through arrest, remineralization and/or regeneration of tooth enamel; and b) any products introduced to the market after the Effective Date that treats early carious and incipient carious lesions through arrest, remineralization and/or regeneration of tooth enamel, and, in the case of each such product, any future iterations, improvements and advances thereto and products or developments ancillary or related thereto. For avoidance of doubt, (i) any products Distributor or Distributor’s affiliates currently sell are excluded from this restriction, (ii) other than as set forth in clause (i) this restriction includes silver containing products, fluoride products and/or peptide products that would directly compete against the Products. Any exceptions must be mutually agreed upon in writing by the parties.

3.9
Subject to the terms and conditions set forth in this Agreement, Distributor grants to vVARDIS a royalty-free, non-exclusive, revocable, limited license, during the term of this Agreement, to use, store and process, the data related to Distributor customers set forth on Appendix H (“Confidential Customer Data”) for internal purposes only and not for the purposes of selling direct.

3.10
Supplier shall not, and shall not permit any other person to: (i) sell, license, sublicense, assign, distribute, publish, transfer or otherwise make available the Confidential Customer Data to any person; (ii) use the Confidential Customer Data in any manner or for any purpose that infringes, misappropriates or otherwise violates any intellectual property right or other right of any third party or that violates any applicable law; or (iii) use the Confidential Customer Data for purposes of marketing, promoting or distributing Supplier’s or its affiliates products or services in relation to any direct or indirect sales by Supplier or its affiliates to Distributor customers (but this shall not restrict use for fulfillment of promotions or uses mutually agreed upon in writing by the Parties).

4.	Prepayment of Inventory

4.1
Within 5 business days of the execution of this Agreement, Distributor agrees to make a prepayment for Product in an amount equal to [***] by wire transfer to the account set forth in Appendix B. Supplier will provide an invoice and such supporting documentation as Distributor requests. Upon payment of such Prepayment, Distributor will have a [***] credit which can be applied to any Product purchase orders made by Distributor commencing July 1, 2026, in a maximum amount equal to [***] per quarter until fully redeemed and applied by Distributor (such that if Distributor elected to purchase the full value of Product in each quarter, the entire Prepayment would be redeemed in full by June 30, 2027).

Notwithstanding the foregoing, any portion of the Prepayment which remains outstanding and has not otherwise been redeemed for Product by Distributor shall, with immediate effect by written notice from Distributor to Supplier, be accelerated and immediately repaid to Distributor (in the form of a cash refund or in Product (at Distributor’s election)) in the event that any of the following circumstances occur:

(a)
An Event of Default (as defined in any of the Transaction Documents) occurs and Supplier or Supplier Parent fails to cure such default or breach within the time period specified for such Event of Default, if any, in the applicable Transaction Documents;

(b)
There is a material breach by Supplier or Supplier Parent of this Agreement (including any breach of Supplier’s Exclusivity obligations) and such breach is not cured (if curable) within the applicable cure period, if any, specified in this Agreement;

(c)	This Agreement is terminated;
(d)	There is a Change of Control; or
(e)	Supplier is unable for any reason to deliver Products sufficient to satisfy the Prepayment made by HSI hereunder within 15 days of receipt of a purchase order therefor.

5.	Forecast/Inventory/Sales Targets

The Distributor shall submit to the Supplier rolling, non-binding [***]-month volumes forecasts every month in order to ensure production capacity is available to meet Distributor’s demand.

The Parties will meet regularly (but no less often than every quarter) during the Term, as set forth in Appendix F, to monitor progress against the Minimum New Customer Threshold to make strategy and execution changes if necessary, including an increase in marketing efforts.

6.	Orders

The purchase of the Products shall be made by the Distributor by placing an order with the Supplier at least [***] business days before the requested delivery date. Purchase orders must be placed by an authorized party via email as listed in Appendix B. Product orders or deliveries within this period must comply with a minimum order value of $[***].

7.	Prices; Terms of Payment

7.1
Supplier shall sell the Products to Distributor and Distributor shall pay for the Products in accordance with the terms and conditions set forth below. Prices shall be in accordance with Appendix A. Prices shall remain fixed until January 1, 2027. Supplier reserves the right to change its prices at any time thereafter; provided that (i) Supplier must notify Distributor of any Product price increases in writing at least six months in advance of the effective date of such change and (ii) shall also increase its manufactured suggested retail price (as evidenced on its marketing materials and packaging) by the same corresponding increase. Orders placed after a price change notice but before the effective date of the price change shall not exceed on a quarterly basis a total of [***]% of the previous full calendar quarter’s average volume, for the last full calendar quarter prior to the notice of the price change unless agreed otherwise with the Supplier. All of the financial terms between Supplier and Distributor shall be fair market value and in accordance with law. If an increase in the price for any of the Products becomes effective after Distributor submits an order for such Products, but before Supplier has shipped the Products ordered, the price that Distributor will pay for the Products will be the price in effect when the Distributor submitted its order for the Products. Supplier may decrease the prices for the Products at any time and will promptly notify Distributor of any price decrease. If the price for Products is decreased after Distributor submits an order for such Products, but before Supplier has shipped the Products ordered, the price Distributor will pay for the Products will be the price in effect when Distributor ships the Products.

7.2
During the Term, for every Box sold to a DSO Customer (of any size) excluding Select DSO customers, Supplier shall pay Distributor a rebate (“Rebate”) per Box equal to the amounts set forth in the second column of the charts below based on such DSO Customer’s annual purchasing volume:

FOR PRODUCT PURCHASED PRIOR TO THE SECOND AMENDED AND RESTATED EFFECTIVE DATE:

Annual Volume of Boxes Purchased by DSO Customer	Rebate per Box
[***] or more Boxes	$[***]
[***] – [***]	$[***]
[***] – [***]	$[***]
[***] – [***]	$[***]

FOR PRODUCT PURCHASED ON OR AFTER THE SECOND AMENDED AND RESTATED EFFECTIVE DATE

Annual Volume of Boxes Purchased by DSO Customer	Rebate per Box
[***] or more Boxes	$[***]
[***] – [***]	$[***]
[***] – [***]	$[***]
[***] – [***]	$[***]

7.3
Such Rebate per Box shall be increased any time there is a price increase by the corresponding proportional amount, by percentage, of any price increase. Supplier shall pay the Rebate no later than [***] days after each quarter. Distributor may elect to offset the amount of any unpaid Rebates against any amounts owed to Supplier.

7.4
Notwithstanding anything in this Agreement to the contrary, Supplier shall at all times during the Term provide the Products to Distributor at the lowest Total Cost that such Products are offered to any similarly situated third party but shall not include Select DSO customers. “Total Cost” means the net cost to the buyer of the applicable goods and services, taking into account, among other things, factors such as price, financing terms, shipping costs, insurance, regulatory fees, sales support spending, marketing materials, national and cooperative advertising spending, end-user incentives, rebates and technical support.

7.5
Supplier will sell the Products to Distributor at preferred commercial terms in the Territory during the Term, including the most favored nations pricing set forth in Section 7.4 above and exclusive promotions including exclusive promotions for the independent practice market for a minimum of [***] months. All terms will be in accordance with law.

7.6
If Distributor pays within [***] days of invoice, Distributor will receive an early cash-pay discount of [***]%. If, upon request of Supplier, Distributor makes a pre-payment of cash upon submission of a purchase order, Distributor will continue to receive a pre-payment discount of [***]%. Unless otherwise agreed with Distributor, no invoice may be issued prior to Supplier’s shipment of the Products ordered.

7.7
Interest at the rate of [***]% per annum shall accrue on fees not paid by the Distributor (other than any payments subject to a good faith dispute between the parties) within [***] days after receiving written notice from Supplier that such payment is past due.

7.8	Payments shall be made by the Distributor within [***] ([***]) days of the invoice date by bank transfer at the Distributor’s expense.

7.9
Notwithstanding anything to the contrary contained herein, if there is an Event of Default (as defined in the Notes, and after taking into account any cure period) or if for any reason any Note is not repaid on time by Supplier in accordance with its terms, Distributor shall have the right to set off any amounts it owes to Supplier under this Agreement and apply towards repayment of such Note. Such set off rights shall include the ability by Distributor to submit a purchase order for Product up to the amount to be repaid on the applicable Note and payment of such purchase order can be set off and applied to repayment of such Note in lieu of making payment to Supplier.

7.10
Subject to 7.9 above and without prejudice to its other rights, Supplier shall be entitled to withhold further deliveries of Products so long as payment of the amounts owed by Distributor is outstanding for more than [***] days after receiving written notice from Supplier that such payment is past due (other than any payments subject to a good faith dispute).

8.	Shipping Method and Delivery Conditions

The Supplier shall, to the extent possible, duly fill the Distributor’s purchase orders. All shipments will be FOB. Distributor will designate the carrier. Distributor will be responsible for taxes and Supplier shall be responsible for insurance and freight charges.

9.	Testing and Notification

The Distributor shall carefully inspect the condition of the Products immediately upon receipt. In the event of any defect, damage or deficiency in the Products, the Distributor shall notify the Supplier in writing within [***] ([***]) days after receipt of each shipment, with documented images of the defects. Concealed damage or defects are exempt from this requirement. If Distributor fails to notify Supplier of any defect, damage or deficiency within [***] ([***]) days after receipt, the Products shall be deemed to be in good condition and accepted by Distributor. In any event, the Distributor shall pay the Supplier the full amount for the undamaged Products promptly on the due date in accordance with the terms of this Agreement. A return policy describing the procedure for returns is included in Appendix C.

10.	Compliant handling and mandatory reporting

Complaint handling and mandatory problem reporting will be conducted by the Distributor in accordance with the provisions of Appendix D.

11.	Stock Policy and Warehouse Compliance

11.1
Supplier and Distributor shall maintain a sufficient stock of Products to meet Distributor’s requirements for a minimum of [***] months, which sufficient stock shall enable Distributor to promptly meet all reasonable customer requests in the Territory.

11.2	In order to permit Supplier to effectively plan capacity for production, Distributor shall provide the forecast and inventory information set forth in Appendix H.

11.3
The Distributor shall maintain stock in such a manner that the Products are stored under the storage conditions specified by the Supplier. The Supplier agrees to maintain and operate its warehousing and distribution facilities in strict compliance with Good Distribution Practice (GDP) guidelines. This includes ensuring that all storage conditions meet the required standards for temperature, humidity, cleanliness, and security to preserve the integrity of the Products. In the event of a Product recall, the Supplier shall ensure full traceability of the available stock, enabling prompt and efficient identification and retrieval of affected products. The Supplier also agrees to adhere to good warehousing practices, including the implementation of First-In-First-Out (FIFO) inventory management to ensure proper rotation of stock. These measures are essential to maintaining the quality, safety, and efficacy of the products throughout the supply chain. The Distributor shall retain records of the sale of the Products by customer name/address for [***] years, as well as any other relevant information to enable a recall or field safety corrective action to be taken. The Distributor shall make these records available to the Supplier for traceability verification as needed.

11.4
Products shipped to the Distributor have a minimum shelf life of [***] months. An information sheet on the shelf life of the Products shall be attached to each delivery. The Distributor shall manage its inventory in such a manner as to make the most efficient use of the shelf life of the Products and efficient picking/packing and invoicing of stock to eliminate errors; provided that Distributor shall have the right, at any time, to return any expiring inventory (inventory with less than three months remaining shelf life) to Supplier for full replacement at no charge.

12.	Warranty; Indemnity

12.1
Supplier warrants that its Products will conform to Supplier’s specifications as set forth in Appendix A and will be fit for registered use, and in no event, except as set forth in this Agreement, shall Supplier’s obligation exceed the obligation to replace a defective Product, which warranty is expressly in lieu of all other warranties, express or implied.

The Distributor shall not grant any other warranties to the DSO Customers other than those provided by Supplier.

12.2
Continuing Guaranty. The parties are subject to the terms of the Continuing Guaranty and Indemnification set forth on Appendix J (the “CG&I”), which CG&I shall survive termination or expiration of this Agreement. In the event of a conflict between the terms and conditions set forth in this Agreement and the terms and conditions set forth in the CG&I, the terms and conditions set forth in the CG&I shall control. Supplier agrees that Distributor shall be permitted to pass through to its customer all product warranties, indemnities and remedies provided to Distributor by Supplier, including without limitation those set forth herein and in the CG&I. For the avoidance of doubt, and without prejudice to any of Distributor’s rights under the CG&I, Supplier and Supplier Parent shall indemnify, defend and hold Distributor harmless for and against any and all liabilities, losses, damages (including actual, punitive and exemplary damages), claims, costs and expenses, interest, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses) suffered or incurred by Distributor or arising or resulting from any breach of the representation and warranty set forth in Section 2.2.

12.3
Distributor shall indemnify, defend and hold Supplier harmless for and against any and all liabilities, losses, damages (including, solely with respect to third party claims, actual, punitive and exemplary damages), claims, costs and expenses, interest, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses) suffered or incurred by Supplier or arising or resulting from any (i) breach by Distributor of any obligation to Supplier or any inaccuracy of any written representation made by Distributor to Supplier; or (ii) negligent or willful action or omission of Distributor or any of its agents, employees, representatives, successors or assigns in connection with the sale, distribution, storage or dispensing of the Products.

12.4
Anti-Bribery Compliance. Each party shall comply fully with the requirements of any applicable laws, regulations, and administrative requirements prohibiting bribery and corruption (“Anti-Corruption Laws”). Each party shall refrain from taking any action which would cause the other party to be in violation of any law of any jurisdiction. No principal of either Party has been, is, or will become during the Term (i) an official or employee of a governmental entity or political party, or (ii) a candidate for political office. Neither party shall directly or indirectly pay, offer, promise, give, or authorize to pay, offer, or give money or anything of value to any employee or official of a government or department thereof, political party or candidate for political office, to any employees or officials of public international organizations, or to any employees of enterprises or companies owned or controlled by a government, or to any other person while being aware of or having a belief that such money or item of value will be passed on to one of the above, to influence any act or decision by such person or by any governmental body for the purpose of obtaining, retaining or directing business to Supplier or Distributor or to otherwise obtain an improper advantage for Supplier or Distributor. Neither party will undertake any action that may cause itself or the other party to be in violation of the Anti-Corruption Laws. Each party represents and certifies that it has not been convicted of or pleaded guilty to a criminal offense, including one involving fraud, corruption, or moral turpitude, that it is not now, to the best of its knowledge, the subject of any government investigation for such offenses, and that it is not now listed by any government agency as debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for government programs. Both Parties agree to maintain all books and records pertaining to the business of that Party for a period of [***] months following the termination of this Agreement.

12.5
Compliance with Law. Each party agrees that it and its directors, officers, employees and agents shall comply with all applicable laws, regulations, ordinances, decisions, and other assurances having the effect of law in the Territory regarding the relationships and transactions contemplated by this Agreement, including the importation, storage, warehousing, advertising, marketing and other aspects of selling and distributing the Products. Further, Supplier shall, as soon as possible following its notice thereof, advise Distributor of any change in manufacturing, sale, packaging, labeling or other legal requirements with respect to the sale and distribution of the Products in the Territory.

12.6	Supplier Code of Conduct. Supplier agrees to adhere to and comply with the principles, terms and conditions specified in the Henry Schein Global Supplier Code of Conduct attached hereto as Appendix I.

12.7
Access. Each Party agrees to make its facilities and records (to the extent related to its performance of this Agreement) available for inspection by the other Party (or its duly appointed agents or representatives) during regular business hours upon reasonable prior written notice. Notwithstanding the foregoing, if either Supplier or Distributor counsel believes that such records contain or permit the disclosure of any competitively sensitive information, Supplier and Distributor’s counsel will work to establish an appropriate clean team to review such records.

13.	Status and Capacity of the Distributor

13.1
The Distributor shall at all times act as an independent contractor. Nothing in this Agreement shall be construed to authorize Distributor to bind Supplier, to act as its agent or employee, to hold Distributor out as a legal representative of Supplier, or to act as a co-owner or joint venture partner of any kind. The Distributor shall distribute the Products for its own account and in its own name. Distributor shall not appoint any third party sub-agent or sub-distributor or assign any part of the Territory to any other person without the prior written consent of Supplier.

13.2
The Distributor represents and warrants that (i) it has adequate facilities, equipment and personnel to promote the sale of the Products and to perform its obligations under this Agreement; (ii) it is validly incorporated and/or registered under the laws of the jurisdiction in which it is located; and (iii) it has all legal authority and capacity necessary to carry on the business of distribution and to enter into and perform this Agreement.

13.3
Whenever the Distributor describes its relationship with the Supplier, it must make clear that it is a distributor and not an agent or representative or any other person authorized to enter into contracts or obligations binding on the Supplier.

13.4
Neither party shall originate any publicity, press releases or other public announcement relating to any relationship between the parties, this Agreement or the performance hereof without the other party’s prior written consent; provided, however, that either party may, without such consent, make any press release or other public announcement as required by law.

14.	Resale

14.1
Distributor hereby represents and warrants that if any DSO Customer or other customer of Distributor receives any discount, rebate or any other price reduction as a result of purchases under this Agreement (each, a “Discount”), Distributor shall provide such Discounts to customers in compliance with all applicable laws, including, but not limited to the discount safe harbor regulation at 42 C.F.R. § 1001.952(h). Distributor shall fully and accurately report such Discounts to the extent required by any federal or state health care program, if applicable and will provide any relevant information in connection with the Discount upon Supplier’s request.

14.2
The Distributor shall independently establish its resale prices and terms for the Products in the Territory. Upon request by the Distributor, the Supplier shall provide the Distributor with the Supplier’s retail pricing policy for guidance.

15.	Marketing and Controlling

15.1
Supplier shall provide Product assistance to Distributor in the form of safety data sheets, workflow leaflets, manuals, catalogs and other written instructions so that Distributor may sell the Product. Supplier may, at its sole discretion and upon prior written agreement with Distributor, arrange for appropriate sales training courses in the Territory or by videoconference on the sale of the Products for Distributor’s personnel. The Supplier agrees to provide Distributor with Supplier clinical training courses in an amount per year to be mutually agreed upon by the Parties. The Distributor shall at all times procure from the Supplier the Products listed in Appendix A for the purpose of offering them for resale in the Territory. Distributor shall use commercially reasonable efforts to promote and develop sales of the Products in the Territory.

15.2
The parties understand and acknowledge that the Products are new to the Dental Market and that Distributor is uniquely positioned to help Supplier develop and execute a marketing strategy to build a market for the Product within the Dental Market, including the DSO Market. It is understood that such marketing activities will require an upfront investment of time, expenses and resources by Distributor and the expected ongoing marketing resources and costs that will be required once the initial infrastructure is set up will also be significant. Such activities will require significant expenses for Distributor, but will be more cost effective for Distributor to do than any other potential marketing services provider because of how it is uniquely situated. In consideration for Distributor’s performance of such marketing services, Supplier will provide Distributor with an annual marketing fee (the “Annual Marketing Fee”), which for the 2026 year shall be an amount equal to $[***] ([***]). Such Annual Marketing Fee shall be paid to Distributor in four equal installments on a quarterly basis (no later than [***] days after commencement of each quarter), commencing on January 1, 2026. No later than September 1 of each year, Distributor and Supplier will negotiate in good faith to establish the Annual Marketing Fee for the following year; it being understood that in no event shall the Annual Marketing Fee (i) for the second year of this Agreement be less than $[***] ([***]) and (ii) for any other year thereafter of this Agreement be less than the Annual Marketing Fee that was agreed upon for the second year. The Marketing Fee shall include the services set forth on Appendix E and also, at no additional cost, the services set forth for the Platinum Key Supplier Package. The sole and exclusive remedy for breach by Distributor of Appendix E is termination of this Agreement by Supplier on [***] months’ prior written notice, and after Distributor being provided at least [***] business days to cure any such breach. For the avoidance of doubt, the Parties agree to negotiate in good faith revised Annual Marketing Fee minimums should Supplier’s business be unable to produce or ship Product due to a regulatory or other legal requirement. Supplier shall separately and fully fund any national discount or promotional campaigns (e.g. discounted goods, Get 3 boxes for the price of 2, etc.).

15.3
The Marketing Fee has been negotiated on arms-length terms based on the unique factors described herein and is believed by both parties to be consistent with fair market value for the Marketing Services set forth on Appendix E, and that the Annual Marketing Fee will be fixed for each such calendar year and not be changed at any time during a calendar year (except to set the rate for the following calendar year based on the fair market value of the Marketing Services to be provided in that subsequent calendar year). Understanding that the Marketing Fee is compensation for services that require significant upfront investment by Distributor, regardless of whether this Agreement is terminated early for any reason, an amount equal to the amount set forth in the table below shall be due and payable to Distributor as liquidated damages. This clause shall survive termination of this Agreement.

Date of Termination	Liquidated Damages
Prior to [***]	$[***]
[***] – [***]	$[***]
[***] – [***]	$[***]
[***] – [***]	$[***]
[***]or thereafter	$[***]

15.4	Supplier and Distributor will meet each quarter to review the sales and marketing of the immediately preceding quarter and the current quarter and plan for the following quarter.

15.5	The Parties agree to use good faith efforts to negotiate mutually agreeable terms relating to the creation of a co-branded product for Brasseler, Distributor’s subsidiary business (“Brasseler”).

15.6
Distributor shall adhere to all of the obligations, including with respect to compliance with laws regarding its marketing activities and sales team. Distributor maintains and will maintain a comprehensive and robust compliance program, including appropriate training for Distributor’s sales force. vVARDIS will provide training for Henry Schein representatives, including product knowledge, clinical use, and ongoing certifications

15.7
Supplier will maintain at least its existing headcount for the field sales team as at the date of this Agreement to promote and support vVARDIS products. Distributor agrees to maintain materially consistent marketing and sales support as it has historically provided under this Agreement.

16.	Communication and Branding

16.1	The Supplier provides the Distributor with the data for a comprehensive set of communication tools, e.g. product brochures, advertisements.

16.2
All external medical and scientific communication content (e.g. brochures, leaflets, flyers, CDs, DVDs, advertisements, websites, mailings, gadgets, give-aways, publications, press releases, media reports, newsletters, etc.) concerning the Supplier or its Products must be based on the documentation/information received from the Supplier. In case of doubt, the Supplier must be consulted and approve language.

16.3
The Distributor agrees to fully comply with the rules for the use of the Supplier’s logos and the Supplier’s product logos as set forth on Appendix K. All image and copyright rights must be respected and shall remain the sole property of Supplier.

17.	Insurance

The Distributor shall obtain product and vendor liability insurance, commercial general liability insurance, umbrella or excess liability insurance and workers’ compensation insurance with adequate coverage and in accordance with the rules and regulations set forth in the laws of the Territory. The Distributor shall name the Supplier as co-insured and provide the Supplier with all relevant documentation. Supplier may request, and Distributor shall promptly provide, a certificate of insurance evidencing such coverage. The Supplier will obtain insurance as set forth in the CG&I.

18.	Disclaimers

EXCEPT AS SET FORTH IN THE CG&I, OR IN THE CASE OF FRAUD OR WILLFULL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOST PROFITS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE. THESE LIMITATIONS SHALL APPLY TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS.

19.	Intellectual Property Rights

19.1	The Distributor sells the Products in the packaging and presentation specified by the Supplier and under the trademarks chosen and owned by the Supplier.

19.2	Trademarks are registered exclusively by Supplier at its own expense and by legal counsel chosen by Supplier.

19.3
All rights in the trademarks, designs, patents, copyrights or other Intellectual Property rights, including of the Products or the Supplier-specific know-how are and shall remain the exclusive property of the Supplier. By using them, the Distributor does not acquire any ownership right, goodwill or other interest in such trademarks, designs, patents, copyrights or other intellectual property rights.

The Distributor shall promptly notify the Supplier of any actual or potential infringement of such Intellectual Property of which it becomes aware. Any use, exploitation or registration of the Supplier’s Intellectual Property in the name of the Supplier or in the name of any person under the direct or indirect control of the Supplier, in its original form or in a manner confusingly similar to or infringing the Supplier’s Intellectual Property, without the express written permission of the Supplier, is prohibited.

19.4
For purposes of this Agreement, “Intellectual Property” means any and all: (a) copyrights, trademarks, trade names, domain names, goodwill associated with trademarks and trade names, designs and patents, regardless of where registered and including, but not limited to, with respect to the Products; (b) rights relating to innovations, know-how, trade secrets and Confidential Information (technical and non-technical); (c) moral rights, mask work rights, author’s rights and rights of publicity; and (d) other industrial, proprietary and intellectual property-related rights anywhere in the world that exist as of the date of this Agreement or hereafter come into existence, and all renewals and extensions of the foregoing, regardless of whether or not such rights have been registered with the appropriate authorities in such jurisdictions in accordance with applicable laws.

17.	Registrations and Standards

17.1
The Supplier is obliged to apply for and maintain all licenses, permits and registrations required by the authorities for the sale of the Products in accordance with the laws of the Territory and for the shipment of the Products in the Territory. The Supplier is the owner of the certificate of product registration.

17.2
The Distributor is not authorized to modify the Products or the packaging of the Products in any way. Additional labels may be applied to the packaging only with the approval of the Supplier. If Products must be relabeled to comply with local regulations, such relabeling shall be the responsibility of the Distributor but with notice to and approval of the Supplier.

17.3	The Distributor shall comply with all legal and quality standards applicable to a Distributor of the Products in the Territory, as set forth in Appendix G.

17.4
Each party is obliged to promptly inform the other party upon it becoming aware of any changes in the licenses, permits and registrations required by the authorities for the Distributor’s sale of the Products, as well as of any changes in the Territory in relation to the legal and qualitative standards applicable to Distributor’s distribution of the Products.

18.	Confidentiality Obligation

18.1
Each of the Parties agrees to keep in strict confidence any trade or business secrets or other confidential or proprietary information provided, disclosed or otherwise made known by the other Party in oral, written, graphic, electronic or other form, whether tangible or intangible, in connection with this Agreement (“Confidential Information”), in strict confidence and shall not be disclosed to any third party without the prior written consent of the other Party, including, but not limited to, all inventions, formulas, technical information, materials, discoveries, designs and drawings, research data, manufacturing processes and techniques, concepts, test results, know-how, financial information, scientific, manufacturing, marketing and business plans, market research data, sales, suppliers and customers. The receiving party may use confidential information of the other party only for the purpose of performing this Agreement.

18.2	Confidential Information does not include information that:

(a)	is generally known or accessible to the public or become known at a later date without breach of this Agreement;

(b)	is known to the receiving party at the time of disclosure;

(c)	was lawfully received by the receiving party from a third party without any known obligation of confidentiality;

(d)	independently developed by the receiving party, provided that the person(s) developing it did not use or reference such Confidential Information; or

(e)	must be disclosed by law, regulations or the rules of any national stock exchange.

18.3	The obligations set forth in this Section 18 shall survive the expiration or termination of this Agreement for a period of [***] years.

19.	Duration and termination of the agreement

19.1
This Amended and Restated Agreement shall enter into force on November 29, 2025 and shall remain in full force and effect until December 31, 2028 (the “Initial Term”) and will automatically renew for one-year periods (each, a “Renewal Term” and collectively with the Initial Term, the “Term”) unless terminated in writing by either Party upon [***] ([***]) months’ notice prior to the expiration of the Initial Term or any Renewal Term, whichever is applicable. For the avoidance of doubt, any Exclusivity (other than any Exclusivity Tail) terminates upon termination or expiration of the Agreement.

19.2
If either Party to this Agreement first defaults with respect to any material term of this Agreement or first breaches any of the material covenants contained in this Agreement and fails to cure such default or breach within sixty (60) business days after receipt of written notice of the existence of such default or breach, or if either Party materially defaults or breaches this Agreement for the second time, the other Party may, in its sole discretion and by written notice, immediately terminate this Agreement and the rights granted hereunder.

19.3	In addition to the termination option set forth in Section 19.2 above, either party shall have the right to terminate the Agreement with immediate effect by written notice to the other party, if

a)
either party (i) becomes insolvent, (ii) dissolves or terminates its existence, (iii) files a bankruptcy proceeding or (iv) has a bankruptcy proceeding commenced against it, which proceeding has been neither stayed nor dismissed within 60 days from its commencement; or

b)	either party is liquidated and the surviving entity is an entity other than the current party to the Agreement.

Except in the event of termination by Supplier due to an uncured breach or default by Distributor in performance of the terms of this Agreement, Supplier shall honor all orders for Product that Distributor placed prior to the effective date of termination. Termination shall not affect the rights or obligations of either party accrued as of the effective date of such termination or that may arise subsequently with respect to transactions initiated or completed prior to the effective date of such termination.

In the event of termination by Distributor due to an uncured breach or default by Supplier in performance of the terms of this Agreement, Supplier agrees to purchase all of Distributor’s remaining inventory upon termination for a full refund.

19.4
Unless Supplier purchases all of Distributor’s remaining inventory at the time of termination, Distributor shall have the right to continue to sell its inventory in the Territory until the earlier of (a) [***] months from the time of termination and (b) such inventory is depleted (“Inventory Tail”). Upon expiration of this Agreement and any Inventory Tail (if applicable), or in the event of termination of this Agreement for any reason and the expiration of any Inventory Tail (if applicable), whether in its entirety or with respect to a particular Product, Distributor shall, as the case may be

a)	Immediately cease and desist from selling, advertising, offering, shipping and transporting the Products;

b)	promptly return to Supplier the sales promotion and sales training materials (current and non-obsolete materials only) in Supplier’s possession at ex-factory prices at that time;

c)	promptly provide Supplier with a reasonable and final accounting of all transactions under this Agreement, if it has not already provided an accounting; and

d)	immediately refrain from using any trademarks, designs, patents or other Intellectual Property rights of Supplier and any know-how specific to Supplier.

Notwithstanding the foregoing, nothing herein, including the above provisions, shall in any way be construed as a limitation on Distributor’s ability to sell Product in the event there is a need to exercise by Distributor any credit or redemption of its Prepayment and selling any and all of the inventory subject thereto, or to exercise any foreclosure on the inventory or exercise of Distributor’s rights under the Security Agreements or other Transaction Documents.

20.	General

20.1
This Agreement may not be assigned by either party without prior written consent of the other party; provided that either party may assign this Agreement to an affiliate of such party without consent. Notwithstanding the foregoing, in the event of a Change of Control (defined below) of Supplier, this Agreement shall remain in full force and effect and the terms and obligations of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and shall be enforceable against any successor in interest to Supplier or Supplier Parent as if such successor were an original party to this agreement .

“Change of Control” means (a) the acquisition of more than 50% of the Supplier Parent’s or Supplier’s outstanding shares by any person in any transaction or series of related transactions; (b) a merger, spin-off or other type of restructuring in which the holders of the voting securities of the Supplier or Supplier Parent outstanding immediately prior to such transaction retain less than the majority of the total voting power represented by the voting securities of the Supplier Parent, Supplier or such surviving entity outstanding immediately after such transaction; (c) a sale, lease, transfer, exclusive license or other conveyance of all or substantially all of the assets of the Parent or the Supplier in an arms’ length transaction (other than to a wholly-owned subsidiary of the Supplier Parent); or (d) Supplier ceases to be a wholly-owned subsidiary of the Supplier Parent. Change of Control should include any IPO of Supplier Parent or Supplier.

20.2
Nothing in this Agreement shall prohibit Supplier from withdrawing the Products from the market or prevent Supplier from modifying the specifications of the Products as Supplier may deem appropriate in due course. However, Supplier shall notify Distributor in writing at least [***] days prior to the date that Supplier intends to discontinue the distribution or sale of any Products or any version of the Products. Notwithstanding its receipt of such notice, Distributor may continue to sell such discontinued Products until its inventory is depleted. Distributor may, at its option, within [***] days after its receipt of such notice, return all discontinued Products remaining in its inventory for full refund from Supplier. Supplier shall pay all shipping costs associated with such return.

20.3	Nothing in this Agreement shall be construed to derogate from the statutory liability for damages suffered by third parties as a result of defective Products distributed under this Agreement.

20.4
Distributor shall promptly notify Supplier in writing if it becomes aware of any adverse reaction or possible claim or demand caused or alleged to be caused by the Products. Supplier is responsible to complete an adverse reaction/incident investigation and to provide the Distributor a written response within two weeks of receipt of the initial complaint. Each Party shall notify the other Party immediately if the other Party determines that

a)	there is a Product recall;

b)	there is a likely risk of an incident that in such party’s reasonable opinion would materially damage the reputation of the Supplier or the Distributor; or

c)	there is a legally binding order from a regulatory authority or a court of competent jurisdiction that the Product must be withdrawn from sale.

20.5
If a recall is ordered under Section 20.4(c) above, the Distributor shall conduct the recall in accordance with the instructions of the Supplier to the extent permitted by applicable law. All other recalls or withdrawals of Products shall be at the sole discretion of Supplier (unless recall relates to Distributor’s handling of the Product, in which case Distributor may be permitted to initiate a recall after receiving approval of Supplier or as required by law). Each Party shall cooperate fully with the other party in the event of a recall or proposed recall or withdrawal and shall provide such assistance in connection with the recall, proposed recall or withdrawal as the other Party may reasonably request. Distributor shall carefully maintain books and records to ensure traceability of Products in the event of a Product recall. In the event of a recall, no press releases, interviews or statements shall be made to third parties without the prior written consent of the Supplier unless required by law. The costs of a recall shall be borne by the Supplier. The Distributor shall use commercially reasonable efforts to support the Supplier in minimizing the financial damage.

20.6
The Distributor shall be solely responsible for responding to questions and complaints received from the Distributor’s customers (unless questions and complaints relate to Distributor’s handling of the Product). Questions or complaints received by Distributor from Distributor’s customers shall be promptly forwarded to Supplier at [***], with a copy to Supplier’s current business contact within two business days of receipt. The Distributor is required to cooperate with the Supplier to a reasonable extent to help the Supplier determine the cause of and resolve customer questions and complaints. This includes providing product information, including any customer statements, available packaging, medical information, or medical diagnoses, so that Supplier can respond to questions or complaints related to the product or submit appropriate reports to the appropriate regulatory authorities.

21.	Force majeure

Notwithstanding anything contained herein to the contrary, neither Party shall be liable to the other for delay in any performance or failure to render any performance under this Agreement or any Purchase Order when such delay or failure (a) is beyond the reasonable control of, and without intentional negligence, fault, wrongdoing or bad faith of, and (b) by the exercise of reasonable diligence could not be prevented by the Party asserting the claim of Force Majeure. A “Force Majeure” will include any acts of God, strikes, terrorist acts, lockouts or other labor disputes or industrial disturbances, civil disturbances, shortage of raw materials or energy, acts, directives or binding orders of any court or governmental authority or person purporting to act therefor and such orders or regulations (regardless of the validity of such order or regulation) of governmental bodies or agencies asserting jurisdiction as would inhibit or prohibit performance required by this Agreement. In the event of a Force Majeure with respect to a Party, such Party will be correspondingly relieved of its obligations to perform pursuant to this Agreement as long as such Force Majeure will be continuing if such event of Force Majeure makes performance of such Party’s obligations illegal or impossible; provided, however, that the Party claiming the Force Majeure must (i) provide notice to the other Party as soon as the claiming Party is aware of facts upon which such claim is based, (ii) use commercially reasonable efforts to mitigate the effect of such event of Force Majeure and (iii) recommence the performance of its obligations as soon as reasonably possible. If a condition of Force Majeure continues for a period of time such that this Agreement becomes commercially impracticable, each Party will have the right to terminate this Agreement upon written notice to the other Party.

Notwithstanding the foregoing, in no event, including during any Force Majeure, shall Supplier or Supplier Parent be relieved of its obligation to refund, or timely allow Distributor to redeem Product against, any outstanding portion of the Prepayment.

22.	Taxes

The amount of all applicable taxes will be added to the price and borne by the Distributor. Alternatively, the Distributor may provide the Supplier with an exemption certificate acceptable to the tax authorities.

23.	Other

23.1
This Agreement may be modified or amended only by a writing duly signed by both Parties. This Agreement, the Notes, the Security Agreements, the Parent Guarantee Agreements, including the exhibits, addenda, schedules and any other documents referred to in this Agreement that are incorporated and made part of this Agreement or the Notes, Parent Guarantee Agreements or the Security Agreements, constitutes the complete terms agreed by the Parties in relation to its subject matter and supersedes any and all prior agreements, understandings or arrangements between them, whether oral or in writing, in relation to such matters.

23.2	This Agreement shall be governed in all respects by the substantive laws of Delaware, excluding its conflict of law rules.

23.3	The Parties expressly agree that all disputes arising out of or in connection with this Agreement shall be submitted to the exclusive jurisdiction of the courts of Delaware.

23.4
This Agreement may be executed in any number of counterparts, each of which is deemed an original but all of which constitute the same instrument. This Agreement may be executed by the exchange of certified electronic signatures or copies delivered by electronic mail in Adobe Portable Document Format or similar format, and any signature transmitted by such means for the purpose of executing this Agreement is deemed an original signature for purposes of this Agreement.

23.5
Except as otherwise provided, all notices given under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt if delivered by hand or three days after mailing by certified or registered mail, and one day after sending by overnight courier, to the parties’ respective address indicated below or such other address as a party specifies in writing to the other party. All notices given to Distributor under this Agreement shall be sent via email to [***], with a hard copy to Henry Schein, Inc., [***]. All notices given to Supplier shall be sent via email to [***], with a hard copy to vVARDIS Inc., [***].

23.6
The Parties will use commercially reasonable efforts, within [***] business days after the date of this Agreement, to amend the Notes, Note Purchases Agreements, Security Agreements, and Guarantee Agreements, to the extent applicable, to (i) extend the Maturity Date of the Notes to June 30, 2027, (ii) bring down the representations and warranties contained in such Transaction Documents, (iii) include an additional representation substantially the same as the one set forth in Section 2.2 of this Agreement, and (iv) to make any other amendments required to the Transaction Documents (e.g. UCC filings, etc.) to memorialize such amendments.

[Remainder of Page Left Intentionally Blank]

vVARDIS INC.

By:	/s/ Haleh Abivardi Brönner
Name: Dr. Haleh Abivardi Brönner
Title: Co-Chief Executive Officer

By:	/s/ Golnar Abivardi Signer
Name: Dr. Golnar Abivardi Signer
Title: Co-Chief Executive Officer

vVARDIS HOLDING AG

By:	/s/ Haleh Abivardi Brönner
Name: Dr. Haleh Abivardi Brönner
Title: Co-Chief Executive Officer

By:	/s/ Golnar Abivardi Signer
Name: Dr. Golnar Abivardi Signer
Title: Co-Chief Executive Officer

HENRY SCHEIN INC.

By:	/s/ Steven Kizy
Name: Steven Kizy
Title: VP & GM

Appendix A

Products

Manufacturer Item Number	Name	Unit and Quantity	Distributor Wholesale Price	Margin	MOQ	Weight [g]	L x W [cm]	FDA Regulations Number	FDA Product Code (OTC) (NDC)
[***]	CURODONT REPAIR FLUORIDE PLUS	Box containing [***] applicators per box	$[***]	[***]%	[***]	[***]	[***] x [***] cm	[***]	[***]
[***]	CURODONT PROTECT US	Box containing [***] tubes per box	$[***]	[***]%	[***]	[***]	[***] x [***] cm	[***]	[***]

For the purpose of clause 3.6 and the calculation of the Select DSO Chargeback, the Distributor Wholesale Price for Products purchased prior to the Second Amended and Restated Effective Date is $[***] per Box of Curodont Repair Fluoride Plus and $[***] per Box of Curodont Protect US. For Product purchased on or after the Second Amended and Restated Effective Date, the above product and pricing table shall apply.

Appendix B

Contact methods for purchasing

Contact information:

vVARDIS Inc.
[***]

Customer Service Contact Information:

[***]

Appendix C

Return policy for damaged, defective and incorrect Products

Reasons for returns eligible for credit/replacement by Supplier.

Reasons	Type of compensation
Goods that are defective or damaged upon receipt by the Distributor and for which the Supplier is responsible. (Example: The Products show factory damage upon receipt of delivery by the Distributor).	The goods will be replaced if the claim is submitted in writing within [***] ([***]) working days of receipt of the goods and accepted by Supplier.
Wrong Products
Complaints related to the delivery of incorrect Products will only be accepted within [***] ([***]) working days after receipt of the goods. Any claim must be substantiated, stating the item number, quantity, Distributor’s order number and Supplier’s invoice number.

Recalls/Non-Compliant
Produce that are subject to a recall or are no longer in compliance with or are no longer able to sold by Distributor under the applicable laws of the Territories in which it is contemplated that the Products will be sold can be returned to Supplier for a full refund.

Expiring Products (any inventory with less than three months remaining shelf life)	Full replacement with no charge to Distributor
Customer Dissatisfaction	Any Product returned by customer that cannot be resold can be returned to Supplier for full replacement
Product Discontinuance/Termination of Agreement	All remaining inventory can be returned for full refund in accordance with terms of the Agreement
Bankruptcy of Distributor	No compensation.

Appendix D

Complaint handling and mandatory problem reporting

Definitions:

A “complaint” is any issue related to the identity, quality, durability, reliability, safety effectiveness, or performance characteristics of a product, including any customer or consumer complaint once it is released for commercial distribution.

A field safety corrective action is an action taken by Supplier to reduce the risk of serious health deterioration associated with the use of a product already on the market.

Distributor shall transmit to Supplier by email within two business days of receipt all complaints received by Distributor with respect to the Products that are the subject of this Agreement.

The complaint report must contain the following information:

a)          Name and address of the customer

b)          Batch number and product type

c)          Description of the problem

d)          Type of application (if applicable)

e)          Appearance/patient symptoms, duration, outcome (if applicable).

f)          Concomitant medication (if applicable)

g)          Product sample for analysis (in case of quality complaint)

The complaint should be reported by E-Mail to [***].

Except to the extent Distributor reasonably believes notification by Distributor is required due to its handling of the Product, Supplier shall be responsible for making the final determination as to whether or not an event should be reported to the authorities in the Territory and whether other action is required (i.e., a field safety corrective action or a product recall). Except to the extent Distributor reasonably believes notification by Distributor is required due to its handling of the Product, Supplier shall make all contacts with the appropriate regulatory authorities in the Territory of this Agreement and shall be responsible for coordinating all necessary actions related to any such recall or field safety corrective action. In such cases as Distributor reasonably believes notification by Distributor is required due to its handling of the Product, Distributor will work with Supplier on a coordinated notification (it being understood that Distributor shall be permitted to take any action that is required by law).

Appendix E

Marketing Program

[***]

Appendix F
Meeting Governance

The Parties will meet on a quarterly basis (and can be more often as needed), with attendees endeavoring to include (schedules permitting) each Party’s [***].

Quarterly Meeting Agenda

[***]

Appendix G

Quality standards

The Distributor sells the Product in accordance with the following quality standards:

•	[***]

The Supplier quality personnel may be contacted at [***]

Responsibilities	Distributor	Supplier
Compliance with [***] and/or other quality criteria as specified in this Agreement.	X	X
Production, packaging and labeling
Documentation stating that purchase orders consist of product ID, quantity and delivery date	X	X
Documentation and records
The declaration of conformity is enclosed with each delivery.		X
Records must be retained for a period of [***] years from the date of delivery.	X
Records must be secured against readability, loss, damage, deletion and falsification. The records must be available within [***].	X
After being informed by Supplier, records shall not be disposed of.	X
Storage and distribution
Documentation supporting recommended storage and transportation conditions and reassessment or expiration dates shall be retained and provided upon request.		X
Ensuring that all Products delivered match the order.	X	X
Ensuring that a physical inspection is performed upon receipt of the Products.	X
Ensure that the Products are stored and shipped in accordance with the storage conditions recommended by Supplier.	X
Ensuring that no damage occurs during transportation to the customer. The Distributor is liable for defective Products.	X
Ensure full traceability of the Product.	X
Change control
Changes to the Product will be communicated within a reasonable period of time.		X
Special cases with deadlines: Major operational disruption, e.g. fire or flood: [***] working days Change of key persons: [***] working days Other changes affecting quality: [***] working days	X	X

Non-compliance / complaints	Distributor	Supplier
Has a written procedure for investigating and documenting quality-related complaints. Within a reasonable time after receipt of the complaint, the customer receives a root cause analysis, actions to correct the problem and prevent future occurrences, and a formal closure.
	X	X
The parties shall cooperate in the disclosure of information necessary for the effective handling of complaints.	X	X
Recalls
In the event of a recall of Products, Supplier shall notify Distributor of the proposed recall without unreasonable delay.		X
A written recall procedure must be in place.	X	X
The Parties shall cooperate in sharing information necessary to effectively conduct a recall or recall investigation.	X	X
Supplier shall notify Distributor as soon as possible of any Product recalls that have been or are under investigation and may be related to the quality of the Product.		X
Auditing
The right to conduct “for cause” audits at Distributor’s facilities, systems, and records relating to the handling of the Product at mutually agreed upon times.		X
Supplier shall issue a confidential written audit report to Distributor within [***] days, including audit observations.		X
The Distributor shall respond to all observations in writing to the Customer’s Quality Assurance Department within 30 days. If the Distributor commits to a corrective action, the written response shall include a description and timeframe for implementation.
X
Distributor shall inform Supplier of critical observations made by other customers or health authorities in their facilities.	X

Appendix H

Distributor Data

Confidential Customer Data

List of Confidential Customer Data to be provided from January 1, 2024 forward shall include the following weekly CSV or Importable File with following fields:

[***]

Forecast and Inventory Information

Distributor shall provide, in order to plan capacity for production:

[***]

Other Information

Distributor will discuss in good faith the ability to provide other data as requested by Supplier during the Term of the Agreement

Appendix I

Global Supplier
Code of
Conduct

Purpose and Scope
At Henry Schein, we believe acting ethically and responsibly is not only the right thing to do, but also the right thing to do for our business. Henry Schein has developed this Global Supplier Code of Conduct (“Supplier Code”) to clarify our global expectations in the areas of business integrity, labor practices, employee health and safety and environmental management. This Supplier Code is intended to complement Henry Schein’s Worldwide Business Standards (available under the Corporate Governance section of our website at www.henryschein.com) and Henry Schein’s other policies and standards referenced therein.

Suppliers, vendors, and other providers of goods and services who do business with Henry Schein entities worldwide (“Suppliers”) are expected to follow this Supplier Code.

Business Conduct Principles
Henry Schein expects its Suppliers to conduct business responsibly, with integrity, honesty and to adhere to our values and the following principles:

1.	Maintain awareness of, and comply with, all applicable laws and regulations. Suppliers shall maintain awareness of, and comply with, all applicable laws and regulations.

2.
Compete fairly for business, without paying bribes, kickbacks or giving anything of value to secure an improper advantage.
Henry Schein is committed to conducting business legally and ethically within the framework of a free enterprise system. Corrupt arrangements with customers, suppliers, government officials or other third parties by Suppliers are strictly prohibited. “Corruption” generally refers to obtaining, or attempting to obtain, a personal benefit or business advantage (for yourself or third parties) through dishonest or illegal means.

3.
Encourage a diverse workforce and provide a workplace free from discrimination, harassment or any other form of abuse.
Suppliers shall create a work environment in which employees and business partners feel valued and respected for their contributions. Harassment, including unwelcome verbal, visual, physical or other conduct of any kind that creates an intimidating, offensive or hostile work environment will not be tolerated. Suppliers shall not discriminate in employment, including with regard to hiring, compensation, advancement, discipline, termination and retirement, in violation of the laws and regulations, including on the basis of alienage or citizenship, age, color, creed, disability, gender identity, genetic characteristics, marital status, domestic violence victim status, conviction record, military status, national origin, pregnancy, childbirth-and pregnancy-related medical conditions, race, religion, sex/gender, sexual orientation, or veteran status.

4.
Treat employees fairly, including with respect to wages, working hours and benefits.
Suppliers shall comply with all applicable laws and regulations and will generally apply sound employee relations practices. Working hours, wages and benefits will be consistent with laws and industry standards, including those pertaining to minimum wages, overtime, other elements of compensation and legally mandated benefits.

5.
Maintain and promote fundamental human rights.
Henry Schein respects human rights as recognized by the principles as defined in the United Nations Universal Declaration of Human Rights, the International Covenant on Economic Social and Cultural Rights, and the International Covenant on Civil and Political Rights and the core labor standards set out in the International Labor Organization’s (ILO) Declaration on Fundamental Principles and Rights at Work.

Suppliers shall maintain and promote fundamental human rights. Employment decisions will be based on free choice and may not involve forced or prison labor, physical punishment or threats of violence or other forms of physical, sexual, psychological or verbal abuse as a method of discipline or control.

6.
Prohibit use of child labor.
Suppliers shall adhere to the minimum employment age limit defined by applicable laws or regulations, and comply with applicable International Labor Organization standards. In no instance shall a Supplier permit children to perform work that exposes them to undue physical risks that can harm physical, mental or emotional development or improperly interfere with their schooling needs.

7.
Respect employees’ right to freedom of association and collective bargaining, consistent with applicable laws and regulations.
Consistent with applicable laws and regulations, Suppliers shall respect employees’ rights to join or refrain from joining associations and worker organizations. Supplier will permit workers to openly communicate and share grievances with management about working conditions and management practices without fear of reprisal, intimidation or harassment.

8.
Provide safe and healthy working conditions.
Suppliers shall proactively manage health and safety risks to minimize occupational injuries and illnesses. Suppliers must implement management systems and controls that identify hazards and assess and control risk related to their specific industry. Suppliers shall maintain records of work-related accidents, injuries or sicknesses and corrective actions.

9.
Carry out operations with care for the environment and comply with all applicable environmental laws and regulations.
When making business decisions, Suppliers are to consider the potential environmental impact of their activities along with opportunities for conservation of natural resources, recycling, source reduction, and pollution control to ensure cleaner air and water, and to reduce landfill wastes.

10.
Conflict Minerals.
Suppliers are expected to ensure that products supplied to Henry Schein do not contain metals derived from minerals (or their derivatives originated from) conflict regions that directly or indirectly finance or benefit armed groups (including from the Democratic Republic of the Congo or an adjoining country).

11.
Maintain accurate financial books and business records.
Suppliers shall maintain accurate financial books and business records in accordance with all applicable laws and regulations and accepted accounting practices.

12.
Deliver products and services meeting applicable quality and safety standards.
Suppliers shall have adequate controls in place to ensure the integrity, quality and safety of their products and services provided by Supplier to Henry Schein.

13.
Support compliance with this Supplier Code by establishing appropriate management processes and cooperating with reasonable assessment processes requested by Henry Schein.
Suppliers shall establish appropriate management processes and maintain records to comply with this Supplier Code. With prior notice, Henry Schein may conduct reasonable audits to verify Supplier’s compliance with this Supplier Code.

14.
Prohibit gifts and entertainment to Henry Schein employees.
Suppliers are prohibited from providing or offering gifts or entertainment to Henry Schein employees that could inappropriately influence Henry Schein’s business decisions or gain an unfair advantage.

15.
Report suspected violations of this Supplier Code.
Suppliers’ employees or agents may report suspected violations of this Supplier Code to the Henry Schein Confidential Compliance Helpline which is available worldwide, 24 hours a day, 7 days a week at 1-888- 422-8997 for United States and Canada or 1-631-843-9404 (reverse the charges) for international calls. All such reports are treated as confidential, where permitted by law, and the reporter may remain anonymous, where permitted by law. We note that anonymous report or call may be more difficult to investigate.

Acknowledged and Agreed:
Print Name of Supplier
By:
(Authorized signatory)

Appendix J

Executed CG&I

[***]

Appendix K

Supplier Product Logos

[***]

Appendix L

Transaction Documents

•	Note Purchase Agreement dated as of August 19, 2024, among vVARDIS Inc., Henry Schein Inc. and vVARDIS Holding AG

•	Note Purchase Agreement dated as of December 19, 2024, among vVARDIS Inc., Henry Schein Inc. and vVARDIS Holding AG

•	Promissory Note dated as of August 19, 2024, between vVARDIS Inc. and Henry Schein, Inc. (the “August Note”)

•	Promissory Note dated as of December 19, 2024, between vVARDIS Inc. and Henry Schein, Inc. (the “December Note”)

•	Guarantee dated as of August 19, 2024, between vVARDIS Holding AG and Henry Schein Inc.

•	Guarantee dated as of December 19, 2024, between vVARDIS Holding AG and Henry Schein Inc.

•	Security Agreement dated as of August 19, 2024, between vVARDIS Holding AG and Henry Schein Inc.

•	Security Agreement dated as of December 19, 2024, between vVARDIS Holding AG and Henry Schein Inc.

Description of Related Agreements

•	Italy Distribution Agreement, dated as of December 19, 2024, between SSB Operation GmbH, as Supplier, vVARDIS Holding AG as Supplier Parent and Henry Schein Inc. as Distributor

•	United Kingdom Distribution Agreement, dated as of December 19, 2024, between SSB Operation GmbH, as Supplier, vVARDIS Holding AG as Supplier Parent and Henry Schein Inc. as Distributor

For the avoidance of doubt, any references to the Distribution Agreement, dated August 19, 2024 among vVARDIS Holding AG, vVARDIS Inc. and Henry Schein Inc. contained in the Note Purchase Agreements, the Promissory Notes, the Guarantees or Security Agreements shall be considered to refer to this Second Amended and Restated Distribution Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.